Exhibit 99.1

FOR IMMEDIATE RELEASE

VALSPAR TO ACQUIRE MAJORITY INTEREST IN HUARUN PAINTS

Leading Chinese Coatings Company

Expands Valspar’s Customer Base in Fast-Growing Market

MINNEAPOLIS, June 26, 2006 – The Valspar Corporation (NYSE - VAL), a leading global coatings company, announced today that it has agreed to acquire a significant majority of the share capital of Huarun Paints Holdings Company Limited (Huarun Paints), one of China’s largest independent coatings companies, from Champion Regal, a Hong Kong based investment company. Founded in 1991, Huarun Paints has grown to become one of China’s leading domestic suppliers of wood and furniture coatings and a rapidly growing supplier of architectural coatings. Huarun Paints achieved sales of approximately $180 million in 2005, primarily through its focus on the development of an extensive network of distributors and exclusive retail paint stores throughout China. The cash purchase transaction is expected to close by the end of July and to be slightly dilutive to Valspar’s earnings in fiscal years 2006 and 2007.

“Valspar is pleased to expand its presence in China with Huarun Paints’ management team and current shareholders as our partners,” said William Mansfield, Valspar’s President and Chief Executive Officer. “We have a high regard for the entrepreneurial culture established by the company’s founders and the superb senior management team leading its growth. As a group, the company’s current shareholders and management team will retain a minority interest in Huarun Paints. They have developed an outstanding distribution network with significant growth potential. By combining the resources of our two companies, we intend to expand Huarun Paints’ product offering and geographic reach in the world’s fastest growing coatings market.”

With fiscal 2005 sales of $2.7 billion, Valspar is a global leader in the paint and coatings industry, with a broad range of products including industrial, architectural, packaging, automotive refinish and floor coatings and specialty polymers and colorants.

Valspar shares are traded on the New York Stock Exchange under the symbol VAL. Valspar news releases and other investor information are available on the Internet at www.valspar.com.

For further information, contact Lori A. Walker, Vice President, Treasurer and Controller of Valspar at 612-375-7350.

This press release contains certain “forward-looking” statements. These forward-looking statements are based on management’s expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to, dependence of internal earnings growth on economic conditions and growth in the domestic and international coatings industry; risks related to any future acquisitions, including risks of adverse changes in the results of acquired businesses and the assumption of unforeseen liabilities; risks of disruptions in business resulting from the integration process and higher interest costs resulting from further borrowing for any such acquisitions; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; risks of disruptions in business resulting from the Company’s relationships with customers and suppliers; unusual weather conditions adversely affecting sales; changes in raw materials pricing and availability; delays in passing along cost increases to customers; changes in governmental regulation, including more stringent environmental, health and safety regulations; the nature, cost and outcome of pending and future litigation and other legal proceedings; the outbreak of war and other significant national and international events; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.